Exhibit 5.1

[Sullivan & Cromwell LLP Letterhead]

May 9, 2017
Fiat Chrysler Automobiles N.V.,
25 St. James’s Street,
London SW1A 1HA,
United Kingdom.

Fiat Chrysler Finance US Inc.,
1000 Chrysler Drive, CIMS: 458-14-78
Auburn Hills, MI.

Ladies and Gentlemen:
In connection with the registration under the Securities Act of 1933 (the “Securities Act”) of debt securities (the “Securities”) of Fiat Chrysler Automobiles N.V., a Dutch public company with limited liability (naamloze vennootschap) (the “Company”) and Fiat Chrysler Finance US Inc., a Delaware corporation (“FCFUS” and, together with the Company, the “Issuers”), which may include (i) senior debt securities of the Company (the “Company Senior Debt Securities”); (ii) subordinated debt securities of the Company (the “Company Subordinated Debt Securities”), (iii) senior debt securities of FCFUS (the “FCFUS Senior Debt Securities”), (iv) subordinated debt securities of FCFUS (the “FCFUS Subordinated Debt Securities”) and (v) guarantees of the Company with respect to the FCFUS Senior Debt Securities (the “Senior Guarantees”) or the FCFUS Subordinated Debt Securities (the “Subordinated Guarantees”), as the case may be, we, as your United States counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:
(1)    When the Registration Statement has become effective under the Securities Act, the terms of the Company Senior Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the Company Senior Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company Senior Debt Securities have been duly executed and authenticated in accordance with the indenture relating to the Company Senior Debt Securities and issued and sold as contemplated in the Registration Statement, the Company Senior Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(2)    When the Registration Statement has become effective under the Securities Act, an indenture relating to the Company Subordinated Debt Securities has been duly executed and delivered, the terms of the Company Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the Company Subordinated Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Company Subordinated Debt Securities have been duly executed and authenticated in accordance with the indenture relating to the Company Subordinated Debt Securities and issued and sold as contemplated in the Registration Statement, the Company Subordinated Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(3)    When the Registration Statement has become effective under the Securities Act, an indenture relating to the FCFUS Senior Debt Securities has been duly executed and delivered, the terms of the FCFUS Senior Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the FCFUS Senior Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon FCFUS and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the FCFUS, and the FCFUS Senior Debt Securities have been duly executed and authenticated in accordance with the indenture relating to the FCFUS Senior Debt Securities and issued and sold as contemplated in the Registration Statement, the FCFUS Senior Debt Securities will constitute valid and legally binding obligations of FCFUS, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(4)    When the Registration Statement has become effective under the Securities Act, an indenture relating to the FCFUS Subordinated Debt Securities has been duly executed and delivered, the terms of the FCFUS Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the indenture relating to the FCFUS Subordinated Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon FCFUS and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over FCFUS, and the FCFUS Subordinated Debt Securities have been duly executed and authenticated in accordance with the indenture relating to the FCFUS Subordinated Debt Securities and issued and sold as contemplated in the Registration Statement, the FCFUS Subordinated Debt Securities will constitute valid and legally binding obligations of FCFUS, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(5)    When the Registration Statement has become effective under the Securities Act, an indenture relating to the Senior Guarantees and the corresponding FCFUS Senior Debt Securities has been duly executed and delivered, the terms of the Senior Guarantees and the corresponding FCFUS Senior Debt Securities and of their issuance and, in the case of the FCFUS Senior Debt Securities, sale, have been duly established in conformity with the indenture relating to the Senior Guarantees so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuers and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuers, and the Senior Guarantees and the corresponding FCFUS Senior Debt Securities have been duly executed and, in the case of the FCFUS Senior Debt Securities, authenticated in accordance with the indenture relating to the Senior Guarantees and issued and, in the case of the FCFUS Senior Debt Securities, sold by FCFUS, as contemplated in the Registration Statement, the Senior Guarantees will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
(6)    When the Registration Statement has become effective under the Securities Act, an indenture relating to the Subordinated Guarantees and the corresponding FCFUS Subordinated Debt Securities has been duly executed and delivered, the terms of the Subordinated Guarantees and the corresponding FCFUS Subordinated Debt Securities and of their issuance and, in the case of the FCFUS Subordinated Debt Securities, sale, have been duly established in conformity with the indenture relating to the Subordinated Guarantees so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuers and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuers, and the Subordinated Guarantees and the corresponding FCFUS Subordinated Debt Securities have been duly executed and, in the case of the FCFUS Subordinated Debt Securities, authenticated in accordance with the indenture relating to the Subordinated Guarantees and issued and, in the case of the FCFUS Subordinated Debt Securities, sold by FCFUS, as contemplated in the Registration Statement, the Subordinated Guarantees will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a Federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a Security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

The foregoing opinion is limited to the Federal laws of the United States, and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of Dutch law, we note that you have received opinions, dated the date hereof, of Loyens & Loeff N.V.
In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.
Also, we have relied as to certain factual matters on information obtained from public officials, officers of the Issuers and other sources believed by us to be responsible, and we have assumed that the indenture relating to the Company Senior Debt Securities has been duly authorized, executed and delivered by the trustee thereunder, an assumption which we have not independently verified.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Securities and Guarantees” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ SULLIVAN & CROMWELL LLP